June 28, 2404
                                        Dr. Elia Napolitano
                                        elia.napolitano@de.ey.com
                                        Phone:+49 (89) 14331 - 13106
                                        Fax; +49 (89) 14331 - 17113



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the:

                        2002 Incentive Stock Option Plan
                        2001 Incentive Stock Option Plan
                        2000 Incentive Stock Option Plan
                      1999 U.S. Incentive Stock Option Plan
                    1996 Mitotix, Inc. Equity Incentive Plan
               Convertible Bonds Terms and Conditions for Managers
        of the Company and Management Bodies and Second-Tier Domestic and
  Management of Foreign Affiliated Enterprises as well as for Consultants dated
                                  May 21, 2003
     Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Management of Second-Tier Domestic Foreign Affiliated
                  Enterprises as well as for Consultants dated
                                  June 11, 2002

of GPC Biotech AG of our report dated March 4, 2004, except for Note 3, as to which the date is June 7, 2004, with respect to the consolidated financial statements of GPC Biotech AG included in its Registration Statement (Form F-1 333-116303), filed with the Securities and Exchange Commission.


Ernst & Young AG
Wirtschaftsprufungsgeselleschaft


/s/ Dr. Elia Napolitano                 /s/ Dirk Gallowsky
--------------------------              -------------------------
Dr. Elia Napolitano                     ppa. Dirk Gallowsky